SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
       -------------------------------------------------------------



                                  FORM 8-K

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
      ---------------------------------------------------------------

DATE OF REPORT:    DECEMBER 5, 2003
DATE OF EARLIEST EVENT REPORTED:   NOVEMBER 20, 2003


                         BERRY PLASTICS COPRORATION
             (Exact name of registrant as specified in charter)

Delaware                       33-75706               35-1813706
(State or other        (Commission File Number)       (I.R.S. Employer
jurisdiction of                                       Identification Number)
incorporation)

101 Oakley Street, Evansville, Indiana                47710
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:   (812) 424-2904

                                    None
       (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On November 20, 2003, Berry Plastics Corporation ("the Company") completed its previously announced acquisition (the "Landis Acquisition") of Landis Plastics, Inc. ("Landis"), pursuant to the Agreement and Plan of Merger, dated as of October 15, 2003, pursuant to which Berry Plastics Acquisition Corporation IV, a wholly-owned subsidiary of the Company, merged with and into Landis. The Company acquired Landis for $228 million, which amount is subject to post-closing adjustments related to capital expenditures at the time of closing.

In connection with the Landis Acquisition, the Company amended and restated its senior secured credit facility. The amended and restated senior secured credit facility consists of the Company's previous $100 million revolving credit facility, a new $330 million term loan and a new $50 million term loan. On November 10, 2003, the Company used $325.9 million of the new $330 million term loan to refinance in full the balance outstanding under its prior term loan. The remaining $4.1 million was used to fund a portion of the purchase price for the Landis Acquisition. The new $50 million term loan was also used to pay a portion of the purchase price for the Landis Acquisition and was funded concurrently with the closing of the Landis Acquisition.

As used in this report, "Transactions" refers to the acquisition of Landis, the amendment and restatement of the Company's senior secured credit facility, the borrowings under the Company's revolving credit facility and the Company's new term loan facility and certain common equity contributions. The Transactions were funded through: (1) the issuance by the Company of $85,000,000 aggregate principal amount of its 10 3/4 % Senior Subordinated Notes due 2012 under an indenture dated as of July 22, 2002, which resulted in gross proceeds of $95.2 million, (2) $25 million of cash on hand, (3) $3.7 million of borrowings under the Company's revolving credit facility and $380 million of borrowings under the Company's new term loan, and (4) an aggregate common equity contribution of $62 million, consisting of contributions of $35.4 million by GS Capital Partners 2000, L.P. and its affiliates, $16.1 million by J.P. Morgan Partners Global Investors, L.P. and its affiliates, and an aggregate of $10.5 million from Landis shareholders. These funds were used for (1) the Landis Acquisition consideration of $228 million, (2) refinancing of the Company's prior term loan of $325.9 million, and (3) transaction fees and expenses of $12 million.

In connection with the offering of the notes, the Company and the guarantors of the notes also entered into a registration rights agreement dated as of November 20, 2003, pursuant to which they are obligated to file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the notes for substantially similar notes that are registered under the Securities Act of 1933. Alternatively, if the exchange offer is not available or cannot be completed or some holders are not able to participate in the exchange offer, they are required to file a shelf registration statement to cover resales of the notes under the Securities Act of 1933. If they do not comply with these obligations, they will be required to pay additional interest on the notes under specified circumstances.

The property, plant and equipment acquired has been and will continue to be used primarily for the manufacture of plastic products.

At the time of the Landis Acquisition, there were no material relationships between the Company, or any of its affiliates, any directors or officers, or any associate of such director or officer, on the one hand, and Landis, on the other hand.

Item 7. Financial Statements and Exhibits

(a)   Financial statements of business acquired


                        INDEPENDENT AUDITOR'S REPORT

Board of Directors
Landis Plastics, Inc.

Gentlemen:

We have audited the accompanying balance sheets of Landis Plastics, Inc. (an Illinois Corporation), as of December 31, 2002 and 2001, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landis Plastics, Inc., as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Roche, Scholz, Roche & Walsh, Ltd.
February 14, 2003




                           LANDIS PLASTICS, INC.

                               BALANCE SHEETS

                                DECEMBER 31, 2002 AND 2001                           2002             2001
                 --------------------------------------------------------     ----------------- ----------------
                 ASSETS
                 Current assets:
                    Cash and cash equivalents-unrestricted................    $     10,028,817  $      7,613,855
                    Restricted cash for accrued EEOC settlements..........                   -           707,493
                                                                              ----------------  ----------------
                       Total cash and cash equivalents....................          10,028,817         8,321,348
                    Receivables:
                       Trade accounts.....................................          17,605,401        14,255,703
                       Short-term notes...................................             133,698           105,924
                       Current portion of long-term notes.................             631,935           348,752
                    Inventory.............................................          19,990,143        18,233,350
                    Other current assets..................................           2,401,038         1,873,065
                                                                              ----------------  ----------------
                       Total current assets...............................          50,791,032        43,138,142
                                                                              ----------------  ----------------
                 Property, plant and equipment:
                    Land and improvements.................................             848,776           848,776
                    Buildings and improvements............................          13,219,540        12,959,854
                    Machinery and equipment...............................         156,996,769       150,903,651
                    Less: accumulated depreciation........................         (99,539,537)      (87,129,592)
                                                                              ----------------  ----------------
                       Total property, plant and equipment, net...........          71,525,548        77,582,689
                                                                              ----------------  ----------------
                 Other assets:
                    Long-term notes receivable, net of current portion....           2,690,062         3,250,096
                    Other receivables.....................................             684,521           489,864
                    Deposits..............................................           1,259,788         1,046,922
                    Other assets..........................................             360,392           506,403
                                                                              ----------------  ----------------
                       Total other assets.................................           4,994,763         5,293,285
                                                                              ----------------  ----------------
                 Total assets.............................................    $    127,311,343  $    126,014,116
                                                                              ----------------  ----------------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 Current liabilities:
                    Accounts payable......................................    $      6,169,359  $      6,623,046
                    Short-term borrowings.................................             746,762         1,546,586
                    Current portion of long-term debt.....................           2,200,000         2,200,000
                    Customer deposits.....................................             108,999           484,334
                    Accrued payroll and vacation..........................           4,000,774         3,801,105
                    Accrued property taxes................................           1,241,500         1,196,500
                    Other current liabilities.............................           4,098,844         4,804,296
                                                                              ----------------  ----------------
                       Total current liabilities..........................          18,566,238        20,655,867
                                                                              ----------------  ----------------
                 Long-term liabilities:
                    Long-term debt, net of current portion................          32,036,504        35,636,504
                    Other long-term liabilities...........................              83,195                 -
                                                                              ----------------  ----------------
                   Total long-term liabilities............................          32,119,699        35,636,504
                                                                              ----------------  ----------------
                 Stockholders' equity:
                    Common stock..........................................              53,600            53,600
                    Additional paid-in capital............................             253,976            98,540
                    Retained earnings.....................................          76,317,830        69,569,605
                                                                              ----------------  ----------------
                       Total stockholders' equity.........................          76,625,406        69,721,745
                                                                              ----------------  ----------------
                 Total liabilities and stockholders' equity...............    $    127,311,343  $    126,014,116
                                                                              ----------------  ----------------

See accompanying notes to financial statements




                           LANDIS PLASTICS, INC.

                 STATEMENTS OF INCOME AND RETAINED EARNINGS

                      FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001            2002             2001
                      -----------------------------------------------    ----------------  ----------------
                      Revenue
                         Product sales...............................    $    207,824,698  $    199,575,739
                         Other sales.................................           3,787,896         1,602,902
                                                                         ----------------  ----------------
                            Total revenue............................         211,612,594       201,178,641
                                                                         ----------------  ----------------
                      Cost of goods sold
                         Materials...................................          74,392,010        70,899,138
                         Direct labor................................          20,771,431        20,226,641
                         Manufacturing overhead......................          71,813,423        66,463,619
                                                                         ----------------  ----------------
                            Total cost of goods sold.................         166,976,864       157,589,398
                                                                         ----------------  ----------------
                      Gross profit...................................          44,635,730        43,589,243
                                                                         ----------------  ----------------
                      General expenses
                         Selling and marketing.......................           5,015,742         4,629,641
                         Administrative..............................          12,554,492        12,712,399
                         Transportation..............................           3,094,584         3,149,317
                         Warehousing.................................          10,382,683        10,486,478
                         Asset impairment loss.......................                   -           531,557
                                                                         ----------------  ----------------
                            Total general expenses...................          31,047,501        31,509,392
                                                                         ----------------  ----------------
                      Operating income...............................          13,588,229        12,079,851
                      Other income (expense)
                         Interest income.............................             417,965           598,968
                         Interest expense............................          (3,111,649)       (3,688,284)
                         Loss on derivative valuation................            (128,517)                -
                         Miscellaneous income (expense)..............              47,296           (65,393)
                                                                         ----------------  ----------------
                      Net income before income taxes.................          10,813,324         8,925,142
                      Provision for state income taxes...............              22,887             6,980
                                                                         ----------------  ----------------
                      Net income.....................................          10,790,437         8,918,162
                      Retained earnings--beginning of year............         69,569,605        65,926,224
                      Stockholder distributions......................          (4,042,212)       (5,274,781)
                                                                         ----------------  ----------------
                      Retained earnings--end of year..................    $    76,317,830   $    69,569,605
                                                                         ----------------  ----------------

See accompanying notes to financial statements.



                           LANDIS PLASTICS, INC.

                          STATEMENTS OF CASH FLOWS

                       FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001                   2002              2001
              ----------------------------------------------------------------    ---------------   ---------------
              Cash flows from operating activities:
                 Net income...................................................    $   10,790,437    $     8,918,162
                 Adjustments to reconcile net income to net cash provided
                    by operating activities:
                    Depreciation..............................................        12,561,305         12,303,665
                    Amortization..............................................                 -            142,871
                    Non-cash interest on related party loans..................            34,630                  -
                    Employee stock-based compensation.........................           155,436                  -
                    Asset impairment loss.....................................                 -            531,557
                    (Gain) loss on sale of equipment..........................           (18,755)            19,922
                    Loss on derivative valuation..............................           128,517                  -
                    Change in provision for losses on accounts
                       receivable.............................................            73,003              4,491
                    (Increase) decrease in:
                       Accounts receivable....................................        (3,422,701)         3,175,379
                       Inventory..............................................        (1,756,793)        (1,496,619)
                       Other assets...........................................          (381,962)           583,469
                    Increase (decrease) in:
                       Accounts payable.......................................          (453,684)           277,146
                       Customer deposits......................................          (375,335)            74,267
                       Other current liabilities..............................          (676,701)           145,516
                                                                                  --------------    ---------------
                          Net cash provided by operating activities...........        16,657,397         24,679,826
                                                                                  --------------    ---------------
              Cash flows from investing activities:
                 Capital acquisitions and equipment deposits..................        (6,579,245)        (9,805,814)
                 Proceeds from sale of equipment..............................            51,563             11,450
                 Net short-term loans to related parties......................           (22,929)            12,421
                 Long-term loan to related parties............................           (71,901)          (171,820)
                 Principal payments from related parties on long-term
                   loans......................................................           348,752            353,712
                 Increase in other receivables................................          (194,657)          (195,463)
                                                                                  --------------    ---------------
                          Net cash used in investing activities...............        (6,468,417)        (9,795,514)
                                                                                  --------------    ---------------
              Cash flows from financing activities:
                 Net short-term borrowings from related parties...............          (839,299)          (528,240)
                 Principal payments on long-term debt.........................        (3,600,000)        (8,114,059)
                 Stockholder distributions....................................        (4,042,212)        (5,274,781)
                                                                                  --------------    ---------------
                          Net cash used in financing activities...............        (8,481,511)       (13,917,080)
                                                                                  --------------    ---------------
              Net increase in cash............................................         1,707,469            967,232
              Cash and cash equivalents at beginning of year..................         8,321,348          7,354,116
                                                                                  --------------    ---------------
              Cash and cash equivalents at end of year........................    $   10,028,817    $     8,321,348
                                                                                  --------------    ---------------

See accompanying notes to financial statements.


                           LANDIS PLASTICS, INC.

                     NOTES TO THE FINANCIAL STATEMENTS
                         DECEMBER 31, 2002 AND 2001

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Landis Plastics, Inc. is a closely held corporation that manufactures plastic products. Offices and plants are located in Chicago Ridge and Alsip, Illinois; Monticello and Richmond, Indiana; Solvay, New York; and Tolleson, Arizona.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessments of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Accounts receivable are reduced by an allowance for doubtful accounts of $114,400 at December 31, 2002, and $41,397 at December 31, 2001.

INVENTORIES

The Company values substantially all of its inventories at cost determined on a last-in, first-out (LIFO) basis. The LIFO method resulted in a valuation below cost of $1,759,388 at December 31, 2002, and $144,201 at December 31, 2001.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation is computed on the straight-line basis for financial statement purposes over the estimated useful lives of the assets as follows:

            Machinery.......................          10 Years
            Transportation equipment........        5-10 Years
            Other equipment and fixtures....        5-10 Years
            Land improvements...............          20 Years
            Leasehold improvements..........       10-40 Years
            Buildings.......................          40 Years

ASSET IMPAIRMENT LOSS

As required by Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of," the Company recorded losses on long-lived assets. The total impairment of long-lived assets in 2001 was $531,557 related to a robotic parts handling system that did not meet performance criteria. The impairment charge was the difference between the carrying value and the estimated fair value of the assets. The Company estimated fair values based on discounted future cash flows.

AMORTIZATION

The discounts relating to the non-interest bearing notes will be amortized over the two year terms of the notes using the interest expense method.

CASH AND CASH EQUIVALENT

For financial statement presentation purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short term, highly liquid nature of cash equivalents.

CASH FLOW STATEMENT

Cash used by operating activities included payments for interest and income taxes as follows:

                                     2002             2001
                                -------------    -------------
       Interest paid........    $   3,130,273    $   3,554,208
       Income taxes paid....           16,271           35,539

Supplemental disclosures of noncash investing and financing activities:

Noncash investing and financing transactions consisting of the cost of acquiring machinery and equipment and the related obligations have been included in fixed assets and notes payable, respectively, in the accompanying financial statements at a discounted value. Amortization of the loan discount increased the note payable by $142,871 during 2001.

Additional noncash investing and financing activities consist of the following:

                                                                      2002          2001
                                                                  -----------   -----------
            Capital expenditures included in other
               accrued liabilities............................... $   170,596   $   552,698
            Stock-based compensation and related credit
               to additional paid-in capital.....................     155,436            --


DERIVATIVE FINANCIAL INSTRUMENTS

In accordance with SFAS No. 133, derivative financial instruments are reported on the balance sheet at fair value, and changes in the derivative's fair value are recognized currently in earnings. The derivative financial instruments are not designated as hedging instruments. Derivatives are utilized by the Company in the management of its interest rate exposures. The Company does not use derivative financial instruments for trading or speculative purposes.

The Company enters into interest rate swap agreements, which effectively exchange variable interest rate debt for fixed interest rate debt. The agreements are used to reduce the exposure to possible increases in interest rates. The Company enters into these swap agreements with a major financial institution on a portion of its long-term borrowings. The interest rate swap agreements involve the periodic exchange of payments without the exchange of the notional amount upon which the payments are based. The differential to be received or paid is accrued, as interest rates change, and recognized currently in the statement of income and retained earnings.

INCOME TAXES

Landis Plastics, Inc. has elected by unanimous consent of its stockholders to be taxed as an "S" corporation under Section 1362 of the Internal Revenue Code. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying statements. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. However, the Company is liable for certain state income taxes. General investment and employment tax credit carryforwards are available in various states of approximately $900,000. These credits expire between 2004 and 2017.

NOTE 2. RETIREMENT PLAN

The Company provides a qualified 401(k) savings plan. Eligible employees may defer between 2% and 10% of compensation each year, not to exceed the maximum allowed by law. The. Company will match the employee contribution on a 50% basis up to 6% contributed. In addition, for non-highly compensated employees, the Company will match the employee contribution 100% for compensation deferrals between 6% and 8%. No matching contributions will be made for compensation deferrals in excess of 8%. Company contributions to the plan were $884,763 for 2002, and $854,530 for 2001.

NOTE 3. NOTES RECEIVABLE

Short-Term notes receivable are as follows at December 31:


                                                                                         2002         2001
                    Due from officers of the Company and beneficiaries of
                       qualified stockholders' trusts, interest at 4.0% in 2002
                       and 4.0% in 2001, due on demand, unsecured...............     $   133,698  $   105,924
                                                                                     -----------  -----------
                    Total short-term notes receivable...........................     $   133,698  $   105,924
                                                                                     -----------  -----------

Long-Term notes receivable from related parties are as follows at December
31:

                                                                                         2002             2001
                                                                                    --------------   --------------
               Duefrom beneficiaries of qualified stockholders' trusts;
                  interest at 6.5%; annual principal payments of $176,792
                  plus interest until maturity in December, 2006; secured
                  by stock certificates of Landis Plastics, Inc..................   $     707,167    $     883,958
               Due from various trusts with common beneficiaries as the
                  qualified stockholders' trusts; interest at 9.0%;
                  payments including principal and interest of $143,809 in
                  2003 and $143,809 annually thereafter until maturity in
                  January, 2006; unsecured, security in real estate is
                  optional to the company........................................         465,901          559,367
               Due from a trust whose trustee is an officer of the company;
                  interest at 9.0%; principal payments of $90,543 in
                  arrears at December 31, 2002; entire balance classified
                  as short-term as of December 31, 2002; unsecured,
                  security in real estate is optional to the company.............         218,353          218,353
               Due from a trust whose trustee is an officer of the Company;
                  interest at 6.0%; principal payments of $40,260 in
                  arrears at December 31, 2002; entire balance classified
                  as short-term as of December 31, 2002; unsecured,
                  security in real estate is optional to the Company.............          50,325           50,325
               Due from a partnership comprised of trusts with common
                  beneficiaries as the qualified stockholders' trusts;
                  interest at 7.5%; payments including principal and
                  interest of 18,112 monthly until maturity in 2016,
                  unsecured......................................................       1,808,350        1,886,845
               Due from beneficiaries of qualified stockholders' trusts;
                  interest at 4.0%; principal due on demand; unsecured...........          71,901                -
                                                                                    -------------    -------------
               Total notes receivable............................................       3,321,997        3,598,848
               Less: current portion.............................................        (631,935)        (348,752)
                                                                                    -------------    -------------
               Notes Receivable, Long-Term.......................................   $   2,690,062    $   3,250,096
                                                                                    -------------    -------------

NOTE 4. OTHER RECEIVABLES

On November 30, 1999, the Company entered into a certain Split Dollar Life Insurance Agreement to fund an irrevocable insurance trust of an officer of the Company. In addition, a Collateral Assignment Agreement was simultaneously executed, providing the Company a security interest in the cash surrender value of the policy upon its surrender, or, if not surrendered, in the proceeds payable upon the death of the second to die under the terms of the policy.

The annual premium due under the terms of the policy currently approximates $202,500. The Company, at the option of the owner of the policy, can be called upon each year to pay all or a portion of this premium. The Company is prohibited from borrowing against the cash surrender value, and cannot assign its security interest in the policy to anyone except the policy owner or the owner's nominee. The owner of the policy is the trustee of the irrevocable trust. The premium balance owed to the Company on December 31, 2002 and 2001, was $684,521 and $489,864, respectively, and is presented as other receivables on the balance sheet.

NOTE 5. SHORT-TERM BORROWINGS

Short-Term borrowings at December 31, 2002 and 2001, consist of the following:

                                                                                        2002          2001
                                                                                    -----------  -------------
                   Due to officers of the Company and beneficiaries of
                      qualified stockholders' trusts, interest at 4.0% in 2002
                      and 4.0% in 2001, due on demand, unsecured...............     $   746,762  $   1,546,586
                                                                                    -----------  -------------
                   Total Short-Term Borrowings.................................     $   746,762  $   1,546,586
                                                                                    -----------  -------------

NOTE 6. LONG-TERM DEBT

Notes payable as of December 31, 2002 and 2001, are as follows:

                                                                                        2002                2001
                                                                                  ---------------     ---------------
             Bank One, interest at the lesser of prime or LIBOR + 1.5%, monthly principal payments of $83,333 plus interest, due
                in 2005, secured by equipment...................................  $    2,836,504      $    3,836,504
             Bank One, interest at the lesser of prime or LIBOR + 1.5%, monthly principal payments of $100,000 plus interest, due
                March 1, 2004, secured by equipment.............................       1,400,000           2,600,000
             Due to officer/stockholder of Landis Plastics, Inc.;
                interest at 7.0%, semi-annual interest payments of
                $49,000, due May 1, 2004, retired in 2002 before
                maturity, unsecured.............................................               -           1,400,000
             C.M. Life Insurance Company, semi-annual interest payments at 8.88% on senior note until maturity, annual principal
                payments of $371,429 beginning in March of 2004 until
                maturity in March of 2010, unsecured............................       2,600,000           2,600,000
             Massachusetts Mutual Life Insurance Company, semi-annual
                interest payments at 8.88% on three separate senior notes
                until maturity, annual principal payments of $2,485,714
                beginning in March of 2004 until maturity in March of
                2010, unsecured.................................................      17,400,000          17,400,000
             Northern Life Insurance Company, semi-annual interest
                payments at 8.88% on senior note until maturity, annual
                principal payments of $571,429 beginning in March of 2004
                until maturity in March of 2010, unsecured......................       4,000,000           4,000,000
             Reliastar Life Insurance Company, semi-annual interest
                payments at 8.88% on senior note until maturity, annual
                principal payments of $428,571 beginning in March of 2004
                until maturity in March of 2010, unsecured......................       3,000,000           3,000,000
             Sigler and Company, semi-annual interest payments at 8.88%
                on senior note until maturity, annual principal payments
                of $428,571 beginning in March of 2004 until maturity in
                March 2010, unsecured...........................................       3,000,000           3,000,000
                                                                                  --------------      --------------
             Total Notes Payable................................................      34,236,504          37,836,504
             Less: Current Portion..............................................      (2,200,000)         (2,200,000)
                                                                                  --------------      --------------
             Long-Term Debt.....................................................  $   32,036,504      $   35,636,504
                                                                                  --------------      --------------

Maturities of long-term debt for the next five years are as follows:

     2003            2004           2005           2006            2007
--------------  -------------  -------------  -------------   -------------
$   2,200,000   $   5,485,714  $   5,122,218  $   4,285,714   $   4,285,714
-------------   -------------  -------------  -------------   -------------

The provisions of the Company's loan and credit agreements with Bank One require the maintenance of at least $5,500,000 of working capital, and at each calendar quarter end a ratio of current assets to current liabilities of not less than 1.22 to 1.0, a ratio of indebtedness to tangible net worth of not greater than 1.0 to 1.0, and a debt service ratio equal or greater than 1.2 to 1.0. The Company is also required to maintain minimum tangible net worth of at least $59,000,000 in 2002 and $61,500,000 in 2003. The
Company was in compliance with the aforementioned covenants as of December 31, 2002.

The provisions of the senior notes under the private placement agreement requires the Company to maintain specified levels of consolidated net worth and certain financial performance ratios. The covenants also stipulate certain limitations on additional indebtedness, mergers or consolidations, asset sales, investments, and transactions with affiliates. At December 31, 2002, the Company was in compliance with all of these provisions.

NOTE 7. BANK LINE OF CREDIT

Under terms of an unsecured revolving credit agreement with Bank One, the Company may borrow up to $10,000,000. The agreement expires March 27, 2003. All borrowings under this agreement will be evidenced by one or more demand notes of the Company and will bear interest at the lesser of prime or LIBOR +1.5%. Nothing was borrowed against this agreement as of December 31, 2002 and 2001.

NOTE 8. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

The aggregate number of shares which the Company is authorized to issue is 100,000, divided into two classes of no par value shares. The designation of each class and the number of shares of each class are as follows:


                                                      SHARES       2001      SHARES       2002      SHARES
                                         SHARES     OUTSTANDING   SHARES   OUTSTANDING   SHARES   OUTSTANDING
               CLASS          SERIES   AUTHORIZED     12-31-00    ISSUED    12-31-01     ISSUED    12-31-02
            ---------         -------  ----------   -----------  --------  -----------  --------  -----------
            Common........       A       50,000         536.00        -       536.00        -         536.00
            Common........       B       50,000       4,846.43     79.00    4,925.43      66.00     4,991.43
                                       ----------   -----------  --------  -----------  --------  -----------
                                        100,000       5,382.43     79.00    5,461.43      66.00     5,527.43
                                       ----------   -----------  --------  -----------  --------  -----------

The Common A and Common B stock are collectively referred to as common stock. Except for exclusive voting rights and powers, all shares of Common A and Common B stock are identical in all respects and entitle the holders thereof to the same rights and privileges. The holders of Common A stock issued and outstanding possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers. The holders of Common B stock issued and outstanding are not entitled to any notice of stockholders' meetings or to vote upon any question affecting the affairs of the Company.

Changes in additional paid-in capital for the years ended December 31, 2002 and 2001, are as follows:

            Additional paid-in capital at December 31,
              2000 and 2001.......................................   $    98,540
            Stock-based compensation award to employees
              in 2002.............................................       155,436
                                                                     -----------
            Additional paid-in capital at December 31, 2002.......   $   253,976
                                                                     -----------

NOTE 9. RESTRICTED STOCK PLAN AND STOCK-BASED COMPENSATION

In May of 2000 the Company adopted a restricted stock plan under which it may grant shares of non-voting common stock to certain executive employees. The plan is administered by the Compensation Committee of the Board of Directors and covers the period from January 1, 2000, to December 31, 2005. The maximum number of shares of non-voting common stock which may be subject to restricted stock awards under the plan is 5,000. However, no individual recipient is entitled to receive an aggregate total of more than ten percent of the shares available under the plan.

The shares awarded pursuant to this plan are subject to certain restrictions on transfer. Such restrictions will lapse with respect to one-fourth of the shares awarded during each of the four consecutive calendar years beginning one year after the date of issuance, but only if on the date the restrictions are to lapse the recipient has been an employee of the Company continuously from the time of the restricted stock award to such date of lapse.

For the years ended December 31, 2002 and 2001, the Company awarded shares of non-voting common stock to various executive employees subject to the terms of the restricted stock plan. A total of 66 shares were issued pursuant to the plan in 2002, and 79 shares were issued in 2001. The weighted-average grant-date fair value of the awarded stock amounted to $7,809 and $6,406 per share for 2002 and 2001, respectively. Compensation cost was not recognized for stock-based employer compensation awards in 2001 because of the vesting restrictions. Such compensation cost will be recognized in subsequent years as the restrictions lapse. Compensation cost of $155,436 was recognized in 2002 for stock-based employer compensation awards related to the shares on which restrictions lapsed.

NOTE 10. FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2002, except as noted in the following paragraph, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Based on the borrowing rates currently available to the Company for long-term debt with similar terms and average maturities, the fair value of long-term debt is approximately $1.75 million greater than the carrying value as of December 31, 2002.

The Company has entered into an interest rate swap contract with the intent of managing its exposure to interest rate risk. The contract fixes the interest rate on approximately $2.84 million and $3.83 million of the Company's floating rate obligations at December 31, 2002 and 2001, respectively, at an average base rate of 4.97% per annum until expiration in 2005. Gains and losses from interest rate swaps are recognized currently in the statement of income and retained earnings.

The fair value of the interest rate swap agreement is provided to the Company by a bank known to be a high volume participant in this market. The value represents the estimated amount the Company would receive or pay to terminate the agreement taking into consideration current interest rates. In the unlikely event that the counterparty fails to perform under the contract, the Company bears the credit risk that payments due to the Company may not be collected.

NOTE 11. CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables.

The Company maintains cash and cash equivalent balances at several financial institutions located in the Chicago area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's uninsured cash and cash equivalent balances total $11,753,654 and $11,739,636 at December 31, 2002 and 2001, respectively.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's routine assessments of the financial strength of its customers. The Company maintains a provision for potential credit losses based upon collectibility of all accounts receivable. The Company's historical experience in collection of accounts receivable falls within the recorded allowances.

Two major customers in the food industry accounted for approximately 49% of the Company's product sales in 2002, and 44% of the Company's product sales in 2001. Also, two major suppliers accounted for approximately 83% of the Company's raw material purchases in 2002, and 87% of the Company's raw material purchases in 2001.

NOTE 12. SELF INSURANCE

Landis Plastics, Inc. maintains outside insurance coverage for worker's compensation claims in the states of Indiana and Arizona, but is self insured in the states of Illinois and New York. The Company does, however, maintain outside insurance coverage for Illinois and New York claims that exceed $300,000 per occurrence, and $778,819 in aggregate for all claims in a policy year.

In accordance with Illinois state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $250,000 from Bank One for the benefit of the Industrial Commission of Illinois. In accordance with New York state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $1,010,613 from Bank One for the benefit of the state of New York Workmen's Compensation Board. No funds were drawn under either letter of credit in 2002 or 2001.

All approved claims of approximately $519,000 and $487,000 were paid by the Company in 2002 and 2001, respectively. The Company has recorded an accrued liability of $719,266 for pending claims as of December 31, 2002.

NOTE 13. LEASE COMMITMENTS

The plants in Chicago Ridge and Alsip, Illinois, are owned by related parties and leased to the Company under annual agreements expiring December 31, 2003. The annual rental is $289,000 for the Chicago Ridge facility and $2,810,100 for the Alsip facility. The Company is liable for property taxes and insurance. The plants in Indiana are owned by the Company.

The facility in Solvay, New York, is owned by related parties and leased to the Company under a ten year lease expiring in June, 2004. The annual rental is $600,000 and the Company is also liable for property taxes and insurance. The lease provides an option to the Company for two renewal terms for successive periods of five years each with annual rentals remaining the same.

The facility in Tolleson, Arizona, is owned by related parties and leased to the Company under an annual agreement expiring December 31, 2003. The annual rental is $1,200,000 and the Company is also liable for property taxes and insurance.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2002, for each of the next five years are as follows:

                               YEAR AMOUNT
                 2003.................    $   600,000

                 2004.................        300,000
                 2005.................              -
                 2006.................              -
                 2007.................              -

The Company also leases warehouses under several operating leases on a month to month basis. Total rent expense for all operating leases approximated $6 million for 2002, and $6 million for 2001.

NOTE 14. STOCKHOLDERS' AGREEMENT

The stockholders of the Company have an agreement stipulating, among other things, the terms under which the Company's stock can be sold or transferred. The agreement provides that a stockholder intending to dispose of an interest in the Company must first obtain written consent of the Company and all other stockholders. The Company has the option to redeem shares upon the death, disability, or termination of employment of a stockholder if certain other stockholders do not exercise their options to purchase. The Company is not required to redeem shares under any circumstances.

NOTE 15. OTHER COMMITMENTS AND CONTINGENCIES

The Company was a party to several related claims involving employment matters. In December of 2000, the Company entered into a Consent Decree with the Equal Employment Opportunity Commission (EEOC) to settle the claims. Under the Consent Decree, the Company established a claims settlement fund at a bank for $782,000 for the benefit of various claimants. The interest bearing bank account had a balance of $0 and $707,493 as of December 31, 2002 and 2001, respectively. The balance in the account is reflected in the financial statements as of December 31, 2002 and 2001, as "restricted cash for accrued EEOC settlements" and the related current liability is included in "other accrued expenses."

The Company was also a defendant in a third party action arising out of an injury to an employee. The parties reached a settlement in February of 2002, and liability was apportioned to an equipment manufacturer and the Company. Landis Plastics, Inc. agreed to contribute $140,000 to the total settlement of $425,000. This liability of $140,000 was properly accrued for in the financial statements as of December 31, 2001, and paid in 2002.

Other claims, suits, and complaints arising in the ordinary course of operations have been filed or are pending against the Company. In the opinion of management, such matters are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.

NOTE 16. RECLASSIFICATIONS

Certain amounts for 2001 have been reclassified to conform with 2002 classifications. Such reclassifications had no effect on reported net income.

                        INDEPENDENT AUDITOR'S REPORT

Board of Directors
Landis Plastics, Inc.

Gentlemen:

We have audited the accompanying balance sheets of Landis Plastics, Inc. (an Illinois Corporation), as of December 31, 2000 and 1999, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landis Plastics, Inc., as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ ROCHE, SCHOLZ, ROCHE & WALSH, LTD.

February 21, 2001




                                              LANDIS PLASTICS, INC.

                                                  BALANCE SHEETS

                                DECEMBER 31, 2000 AND 1999                           2000              1999
                 ---------------------------------------------------------    ----------------  ----------------
                 ASSETS
                 Current assets:
                    Cash and cash equivalents--unrestricted...............     $     6,672,749  $      1,877,886
                    Restricted cash for accrued EEOC Settlements..........             681,367                 -
                                                                              ----------------  ----------------
                       Total cash and cash equivalents....................           7,354,116         1,877,886
                 Receivables:
                    Trade accounts........................................          17,435,573        12,734,681
                    Short-term notes......................................             118,345           321,917
                    Current portion of long-term notes....................             365,703           325,035
                    Inventory.............................................          16,736,731        19,138,563
                    Other current assets..................................           2,681,187         1,843,650
                                                                              ----------------  ----------------
                       Total current assets...............................          44,691,655        36,241,732
                                                                              ----------------  ----------------
                 Property, plant and equipment:
                    Land and improvements.................................             828,926           947,014
                    Buildings and improvements............................          12,835,190        11,836,436
                    Machinery and equipment...............................         140,392,672       122,882,230
                    Less: accumulated depreciation........................         (75,877,431)      (65,192,708)
                                                                              ----------------  ----------------
                       Total property plant and equipment, net............          78,179,357        70,472,972
                                                                              ----------------  ----------------
                 Other assets:
                    Long-term notes receivable, net of current portion....           3,415,035         3,569,229
                    Other receivables.....................................             294,401           101,239
                    Deposits..............................................           2,958,338         5,608,594
                    Other assets..........................................             281,750             5,902
                                                                              ----------------  ----------------
                       Total other assets.................................           6,949,524         9,284,964
                                                                              ----------------  ----------------
                 Total assets.............................................    $    129,820,536  $    115,999,668
                                                                              ----------------  ----------------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 Current liabilities:
                    Accounts payable......................................    $      6,345,900  $      8,198,108
                    Short-term borrowings.................................           2,074,826         1,894,073
                    Current portion of long-term debt.....................           7,371,188         6,036,198
                    Customer deposits.....................................             410,067         2,783,605
                    Accrued payroll and vacation..........................           3,059,246         2,988,201
                    Accrued property taxes................................           1,281,500         1,136,770
                    Other accrued expenses................................           4,762,941         2,814,957
                                                                              ----------------  ----------------
                       Total current liabilities..........................          25,305,668        25,851,912
                                                                              ----------------  ----------------
                 Long-term liabilities:
                    Bank line of credit...................................                   -         4,000,000
                    Long-term debt, net of current portion................          38,436,504        26,416,685
                                                                              ----------------  ----------------
                       Total long-term liabilities........................          38,436,504        30,416,685
                                                                              ----------------  ----------------
                 Stockholders' equity:
                    Common stock..........................................              53,600            53,600
                    Additional paid-in capital............................              98,540             3,213
                    Retained earnings.....................................          65,926,224        59,674,258
                                                                              ----------------  ----------------
                       Total stockholders' equity.........................          66,078,364        59,731,071
                                                                              ----------------  ----------------
                 Total liabilities and stockholders' equity...............    $    129,820,536  $    115,999,668
                                                                              ----------------  ----------------

See accompanying notes to financial statements.




                                                LANDIS PLASTICS, INC.

                                     STATEMENTS OF INCOME AND RETAINED EARNINGS

                      FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999            2000              1999
                      -----------------------------------------------    ----------------- ----------------
                      Revenue
                         Product sales...............................    $    185,967,238  $    157,412,421
                         Other sales.................................           8,340,428        10,614,003
                                                                         ----------------  ----------------
                            Total revenue............................         194,307,666       168,026,424
                                                                         ----------------  ----------------
                      Cost of goods sold
                         Materials...................................          72,795,045        56,964,595
                         Direct labor................................          18,635,870        17,532,696
                         Manufacturing overhead......................          63,653,075        59,356,910
                                                                         ----------------  ----------------
                            Total cost of goods sold.................         155,083,990       133,854,201
                                                                         ----------------  ----------------
                      Gross profit...................................          39,223,676        34,172,223
                                                                         ----------------  ----------------
                      General expenses
                         Selling and marketing.......................           4,107,158         3,907,364
                         Administrative..............................          11,361,379        10,526,110
                         Transportation..............................           2,324,249         2,483,610
                         Warehousing.................................           8,286,324         7,290,601
                         Asset impairment loss.......................             425,556                 -
                                                                         ----------------  ----------------
                            Total general expenses...................          26,504,666        24,207,685
                                                                         ----------------  ----------------
                      Operating income...............................          12,719,010         9,964,538
                      Other income (expense)
                         Interest income.............................             847,980           466,981
                         Interest expense............................          (3,974,909)       (2,245,476)
                         Miscellaneous...............................               5,291                 -
                         Gain (loss) on sale of equipment............             936,990            (4,993)
                                                                         ----------------  ----------------
                      Net income before income taxes.................          10,534,362         8,181,050
                      Provision for state income taxes...............              12,348           155,400
                                                                         ----------------  ----------------
                      Net income.....................................          10,522,014         8,025,650
                      Retained earnings--beginning of year...........          59,674,258        55,258,608
                      Stockholder distributions......................          (4,270,048)       (3,610,000)
                                                                         ----------------  ----------------
                      Retained earnings--end of year.................    $     65,926,224  $     59,674,258
                                                                         ----------------  ----------------

See accompanying notes to financial statements.




                                                LANDIS PLASTICS, INC.

                                              STATEMENTS OF CASH FLOWS

                      FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999                    2000              1999
             ----------------------------------------------------------------     ----------------  ---------------
             Cash flows from operating activities:
                Net income...................................................     $    10,522,014   $     8,025,650
                Adjustments to reconcile net income to net cash provided
                   by operating activities:
                   Depreciation..............................................          11,267,089         9,407,211
                   Amortization..............................................             504,594           672,539
                   Employee stock-based compensation.........................              95,327                 -
                   Asset impairment loss.....................................             425,556                 -
                   (Gain) loss on sale of equipment..........................            (936,990)            4,993
                   Loss on disposal of intangible asset......................              10,942                 -
                   Reduction in provision for losses on accounts
                      receivable.............................................             (11,714)           (5,433)
                (Increase) decrease in:
                   Accounts receivable.......................................          (4,689,178)       (1,136,098)
                   Inventory.................................................           2,401,832        (1,970,101)
                   Other assets..............................................          (1,113,385)       (1,046,396)
                   Other receivables.........................................            (193,162)         (101,239)
                Increase (decrease) in:
                   Accounts payable..........................................          (3,171,873)         (904,814)
                   Customer deposits.........................................          (2,373,538)          329,445
                   Other current liabilities.................................           2,163,759         1,100,841
                                                                                  ---------------   ---------------
                      Net cash provided by operating activities..............          14,901,273        14,376,598
                                                                                  ---------------   ---------------
             Cash flows from investing activities:
                Capital acquisitions and equipment deposits..................         (16,632,800)      (15,631,896)
                Proceeds from sale of equipment..............................           1,187,770             5,350
                Long-term loan to related parties............................            (150,000)       (1,632,000)
                Principal payments from related parties on long-term
                   loans.....................................................             263,526         1,966,187
                                                                                  ---------------   ---------------
                      Net cash used in investing activities..................         (15,331,504)      (15,292,359)
                                                                                  ---------------   ---------------
             Cash flows from financing activities:
                Net short-term borrowings from related parties...............             384,325           818,755
                Proceeds from long-term debt.................................          30,000,000        18,000,000
                Net proceeds or repayment on line of credit..................          (4,000,000)        3,000,000
                Principal payments on long-term debt.........................         (16,207,816)       (9,983,953)
                Principal payments on short-term debt........................                   -          (413,232)
                Stockholder distributions....................................          (4,270,048)       (3,610,000)
                Redemption of common stock...................................                   -        (6,604,780)
                                                                                  ---------------   ---------------
                      Net cash provided by financing activities..............           5,906,461         1,206,790
                                                                                  ---------------   ---------------
             Net increase in cash............................................           5,476,230           291,029
             Cash and cash equivalents at beginning of year..................           1,877,886         1,586,857
                                                                                  ---------------   ---------------
             Cash and cash equivalents at end of year........................     $     7,354,116   $     1,877,886
                                                                                  ---------------   ---------------

See accompanying notes to financial statements.


                           LANDIS PLASTICS, INC.

                     NOTES TO THE FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Landis Plastics, Inc. is a closely held corporation that manufactures plastic products. Offices and plants are located in Chicago Ridge and Alsip, Illinois; Monticello and Richmond, Indiana; Solvay, New York; and Tolleson, Arizona. Two major customers in the food industry accounted for approximately 41% of the Company's product sales in 2000 and 37% of the Company's product sales in 1999.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable are reduced by an allowance for doubtful accounts of $36,906 at December 31, 2000, and $48,620 at December 31, 1999.

INVENTORIES

The Company values substantially all of its inventories at cost determined on a last-in, first-out (LIFO) basis. The LIFO method resulted in a valuation below cost of $1,245,042 at December 31, 2000 and $1,907,495 at December 31, 1999.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation is computed on the straight-line basis for financial statement purposes over the estimated useful lives of the assets as follows:

            Machinery.......................    10 Years
            Transportation equipment........    5-10 Years
            Other equipment and fixtures....    5-10 Years
            Land improvements...............    20 Years
            Leasehold improvements..........    10-40 Years
            Buildings.......................    40 Years

ASSET IMPAIRMENT LOSS

In 2000, as required by Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of," the Company recorded losses on long-lived assets. The total impairment of long-lived assets was $425,556 related to stacking and handling equipment that did not meet performance criteria. The impairment charge was the difference between the carrying value and the estimated fair value of the assets. The Company estimated fair values based on discounted future cash flows.

AMORTIZATION

The discounts relating to the non-interest bearing notes will be amortized over the two year terms of the notes using the interest expense method.

CASH AND CASH EQUIVALENTS

For financial statement presentation purposes, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. They may include cash, money market funds, and short-term investments in commercial paper.

CASH FLOW STATEMENT

Cash used by operating activities included payments for interest and income taxes as follows:

                                         2000           1999
                                    -------------  -------------
      Interest paid............     $   2,673,667  $   1,565,318
      Income taxes paid........             2,348         35,885

Supplemental disclosures of noncash investing and financing activities:

Noncash investing and financing transactions consisting of the cost of acquiring machinery and equipment and the related obligations have been included in fixed assets and notes payable, respectively, in the accompanying financial statements at a discounted value of $4,648,032 at December 31, 1999. Amortization of the loan discount increased the note payable by $504,594 during 2000, and $672,539 during 1999.

Additional noncash investing and financing activities consist of the following:

                                                                        2000           1999
                                                                   -------------  --------------
      Capital expenditures included in accounts payable........    $   1,319,665  $   2,431,743
      Long-term debt retired from sale of assets...............          941,969              -
      Stock-based compensation costs and related credit to
         additional paid-in-capital............................           95,327              -

RETIREMENT PLAN

The Company provides a qualified 401(k) savings plan. Eligible employees may defer between 2% and 10% of compensation each year, not to exceed the maximum allowed by law. The Company will match the employee contribution on a 50% basis up to 6% contributed. In addition, for non-highly compensated employees, the Company will match the employee contribution 100% for compensation deferrals between 6% and 8%. No matching contributions will be made for compensation deferrals in excess of 8%. Company contributions to the plan were $815,835 for 2000, and $743,254 for 1999.

INCOME TAXES

Landis Plastics, Inc. has elected by unanimous consent of its stockholders to be taxed as an "S" corporation under Section 1362 of the Internal Revenue Code for years beginning after December 31, 1986. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying statements. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. However, the Company is liable for certain state income taxes. General investment and employment tax credit carryforwards are available in various states of approximately $760,000. These credits expire between 2003 and 2014.

NOTE 2. NOTES RECEIVABLE

Short-Term notes receivable are as follows at December 31:

                                                                                         2000         1999
                                                                                     -----------  -----------
                    Due from officers of the company and beneficiaries of
                       qualified stockholders' trusts, interest at 7.0%, due on
                       demand, unsecured........................................     $   118,345  $   321,917
                                                                                     -----------  -----------
                    Total short-term notes receivable...........................     $   118,345  $   321,917
                                                                                     -----------  -----------

Long-Term notes receivable from related parties are as follows at December
31:

                                                                                         2000            1999
                                                                                    --------------  --------------
                Due from beneficiaries of qualified stockholders' trusts;
                   interest at 6.5%; annual principal payments of $176,792
                   plus interest until maturity in December, 2006; secured
                   by stock certificates of Landis Plastics, Inc...............     $   1,060,750   $   1,237,542
                Due from various trusts with common beneficiaries as the
                   qualified stockholders' trusts; interest at 9.0%;
                   payments including principal and interest of $262,161 in
                   2001 and $183,260 annually thereafter until maturity in
                   January, 2006; unsecured, security in real estate is
                   optional to the company.....................................           863,468         942,137
                Due from various trusts with common beneficiaries as the
                   qualified stockholders' trusts; interest at 6.0%;
                   principal payments of $38,260 plus interest due in 2001
                   and $18,130 plus interest annually thereafter until
                   maturity in March, 2003; unsecured, security in real
                   estate is optional to the company...........................            74,520          82,585
                Due from a partnership comprised of trusts with common
                   beneficiaries as the qualified stockholders' trusts;
                   interest at 7.0%; principal due on January 1, 2002;
                   unsecured...................................................            29,000          29,000
                Due from a partnership comprised of trusts with common
                   beneficiaries as the qualified stockholders' trusts;
                   interest at 7.0%; principal due on January 1, 2002;
                   unsecured...................................................           116,000         116,000
                Due from a partnership comprised of trusts with common
                   beneficiaries as the qualified stockholders' trusts;
                   interest at 7.0%; principal due on January 1, 2002;
                   unsecured...................................................         1,044,000       1,044,000
                Due from a partnership comprised of trusts with common
                   beneficiaries as the qualified stockholders' trusts;
                   interest at 7.0%; principal due on January 1, 2002;
                   unsecured...................................................           243,000         243,000
                Due from a partnership comprised of trusts with common
                   beneficiaries as the qualified stockholders' trusts;
                   interest at 7.0%; principal due on January 1, 2002;
                   unsecured...................................................           200,000         200,000
                Due from a partnership comprised of trusts with common
                   beneficiaries as the qualified stockholders' trusts;
                   interest at 7.0%; principal due on January 1, 2002;
                   unsecured...................................................           150,000               -
                                                                                    -------------   -------------
                Total notes receivable.........................................         3,780,738       3,894,264
                Less: current portion..........................................          (365,703)       (325,035)
                                                                                    -------------   -------------
                Notes receivable, long-term....................................     $   3,415,035   $   3,569,229
                                                                                    -------------   -------------

NOTE 3. OTHER RECEIVABLES

On November 30, 1999, the Company entered into a certain Split Dollar Life Insurance Agreement to fund an irrevocable insurance trust of an officer of the Company. In addition, a Collateral Assignment Agreement was simultaneously executed, providing the Company a security interest in the cash surrender value of the policy upon its surrender, or, if not surrendered, in the proceeds payable upon the death of the second to die under the terms of the policy.

The annual premium due under the terms of the policy currently approximates $202,500. The Company, at the option of the owner of the policy, can be called upon each year to pay all or a portion of this premium. The Company is prohibited from borrowing against the cash surrender value, and cannot assign its security interest in the policy to anyone except the policy owner or the owner's nominee. The owner of the policy is the trustee of the irrevocable trust. The premium balance owed to the Company on December 31, 2000 and 1999, was $294,401 and $101,239, respectively, and is presented as other receivables on the balance sheet.

NOTE 4. SHORT-TERM BORROWINGS

Short-Term borrowings at December 31, 2000 and 1999, consist of the following:

                                                                                        2000           1999
                                                                                   -------------  -------------
                   Due to officers of the company and beneficiaries of
                      qualified stockholders' trusts, interest at 7.0%, due on
                      demand, unsecured........................................    $   2,074,826  $   1,894,073
                                                                                   -------------  -------------
                   Total short-term borrowings.................................    $   2,074,826  $   1,894,073
                                                                                   -------------  -------------

NOTE 5. LONG-TERM DEBT

Notes payable as of December 31, 2000 and 1999, are as follows:

                                                                                          2000              1999
                                                                                    ---------------   ---------------
             American National Bank and Trust Company of Chicago, interest at the lesser of prime or LIBOR + 1.5%, quarterly principal payments of $125,000, retired in 2000 before maturity,
                secured by equipment; the 1999 outstanding principal
                balance was classified as non-current pursuant to the
                Company's intention and ability to refinance this
                obligation on a long-term basis.................................    $            -    $      720,086
             American National Bank and Trust Company of Chicago,
                interest at the lesser of prime or LIBOR + 1.5%, monthly
                principal payments of $83,333 plus interest, due in 2004,
                secured by equipment............................................         4,836,504         5,823,282
             Export Development Corporation, imputed interest on ten
                separate notes ranging from 6.9375% to 7.44%, principal
                balance is due at maturity ranging from February of 1999 to
                January of 2000, net of unamortized discounts of $0 and
                $2,000 at December 31, 2000 and 1999, respectively,
                unsecured.......................................................                 -           651,536
             Export Development Corporation, imputed interest on four
                separate notes ranging from 6.9975% to 7.3250%, principal
                balance is due at maturity ranging from February of 2000 to
                December of 2000, net of unamortized discounts of $0 and
                $125,736 at December 31, 2000 and 1999, respectively,
                unsecured.......................................................                 -         2,951,466
             Cessna Finance Corporation, interest at prime less 1.25%
                included in monthly payments of $6,085.70, retired in
                2000 before maturity, secured by equipment......................                 -           945,441
             Export Development Corporation, imputed interest on eight
                separate notes ranging from 6.6575% to 7.6675%, principal
                balance is due at maturity ranging from January of 2001 to
                September of 2001, net of unamortized discounts of $142,871 and $476,797 at December 31, 2000 and 1999,
                respectively, unsecured.........................................         5,171,188         4,837,262
             American National Bank and Trust Company of Chicago, interest at the lesser of prime or LIBOR + 1.5%, monthly principal
                payments of $119,048 plus interest, retired in 2000 before maturity, secured by equipment; $5,000,000 of the 1999
                outstanding principal balance was classified as non-current pursuant to the Company's intention and ability to
                refinance this obligation on a long-term basis..................                 -         9,523,810
             American National Bank and Trust Company of Chicago,
                interest at the lesser of prime or LIBOR + 1.5%, monthly
                principal payments of $100,000 plus interest, due March
                1, 2004, secured by equipment...................................         3,800,000         5,000,000
             Due to officer/stockholder of Landis Plastics, Inc.;
                interest at 7.0%, semi-annual interest payments of
                $49,000, due May 1, 2004, unsecured.............................         1,400,000         1,400,000
             Due to officer/stockholder of Landis Plastics, Inc.;
                interest at 7.0%, semi-annual interest payments of
                $21,000, due May 1, 2004, unsecured.............................           600,000           600,000
             C.M. Life Insurance Company, semi-annual interest payments at 8.88% on senior note until maturity, annual principal
                payments of $371,429 beginning in March of 2004 until
                maturity in March of 2010, unsecured............................         2,600,000                 -
             Massachusetts Mutual Life Insurance company, semi-annual
                interest payments at 8.88% on three separate senior notes
                until maturity, annual principal payments of $2,485,714
                beginning in March of 2004 until maturity in March of
                2010, unsecured.................................................        17,400,000                 -
             Northern Life Insurance Company, semi-annual interest
                payments at 8.88% on senior note until maturity, annual
                principal payments of $571,429 beginning in March of 2004
                until maturity in March of 2010, unsecured......................         4,000,000                 -
             Reliastar Life Insurance Company, semi-annual interest
                payments at 8.88% on senior note until maturity, annual
                principal payments of $428,571 beginning in March of 2004
                until maturity in March of 2010, unsecured......................         3,000,000                 -
             Sigler and Company, semi-annual interest payments at 8.88%
                on senior note until maturity, annual principal payments
                of $428,571 beginning in March of 2004 until maturity in
                March of 2010, unsecured........................................         3,000,000                 -
                                                                                    --------------    --------------
             Total notes payable................................................        45,807,692        32,452,883
             Less: current portion..............................................        (7,371,188)       (6,036,198)
                                                                                    --------------    --------------
             Long-term debt.....................................................    $   38,436,504    $   26,416,685
                                                                                    --------------    --------------

Maturities of long-term debt for the next five years are as follows:

     2001            2002           2003           2004            2005
--------------  -------------  -------------  -------------   -------------
$   7,371,188   $   2,200,000  $   2,200,000  $   7,485,714   $   5,122,218

The provisions of the Company's loan and credit agreements with American National Bank and Trust Company of Chicago require the maintenance of at least $5,500,000 of working capital, and at each calendar quarter end a ratio of current assets to current liabilities of not less than 1.22 to 1.0, a ratio of indebtedness to tangible net worth of not greater than 1.0 to 1.0, and a debt service ratio equal or greater than 1.2 to 1.0. The Company is also required to maintain minimum tangible net worth of at least $54,000,000 in 2000 and $56,500,000 in 2001. The Company was in compliance with the aforementioned covenants as of December 31, 2000.

The provisions of the senior notes under the private placement agreement requires the Company to maintain specified levels of consolidated net worth and certain financial performance ratios. The covenants also stipulate certain limitations on additional indebtedness, mergers or consolidations, asset sales, investments, and transactions with affiliates. At December 31, 2000, the Company was in compliance with all of these provisions.

NOTE 6. BANK LINE OF CREDIT

Under terms of an unsecured revolving credit agreement with American National Bank and Trust Company of Chicago, the Company may borrow up to $5,000,000. The agreement has no expiration date. All borrowings under this agreement will be evidenced by one or more demand notes of the Company and will bear interest at the bank's prime rate. Nothing was borrowed against this agreement as of December 31, 2000. $4,000,000 was borrowed as of December 31, 1999, and was classified as non-current pursuant to the Company's intention and ability to refinance this obligation on a long-term basis.

NOTE 7. COMMON STOCK AND ADDITIONAL PAID-IN-CAPITAL

The aggregate number of shares which the Company is authorized to issue is 100,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, are as follows:

                                                SHARES       NEW      SHARES
                                   SHARES     OUTSTANDING   SHARES  OUTSTANDING
  CLASS     SERIES   PAR VALUE   AUTHORIZED    12-31-99     ISSUED    12-31-00
---------   ------  -----------  ----------   -----------   ------  ----------
  Common      A       No par        50,000        536.00         -      536.00
                      value
  Common      B       No par        50,000      4,824.00     22.43    4,846.43
                      value      ----------   -----------   ------  ----------
                                   100,000      5,360.00     22.43    5,382.43
                                 ----------   -----------   ------  ----------

The Common A and Common B stock are collectively referred to as common stock. Except for exclusive voting rights and powers, all shares of Common A and Common B stock are identical in all respects and entitle the holders thereof to the same rights and privileges. The holders of Common A stock issued and outstanding possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers. The holders of Common B stock issued and outstanding are not entitled to any notice of stockholders' meetings or to vote upon any question affecting the affairs of the Company.

Changes in additional paid-in-capital for the years ended December 31, 2000 and 1999, are as follows:

            Additional paid-in capital at December 31,
              1998 and 1999....................................   $    3,213
            Stock-based compensation award to an employee......       95,327
                                                                  ----------
            Additional paid-in capital at December 31, 2000....   $   98,540
                                                                  ----------


NOTE 8. RESTRICTED STOCK PLAN AND STOCK-BASED COMPENSATION

In May of 2000 the Company adopted a restricted stock plan under which it may grant shares of non-voting common stock to certain executive employees. The plan is administered by the Compensation Committee of the Board of Directors and covers the period from January 1, 2000, to December 31, 2005. The maximum number of shares of non-voting common stock which may be subject to restricted stock awards under the plan is 5,000. However, no individual recipient is entitled to receive an aggregate total of more than ten percent of the shares available under the plan.

The shares awarded pursuant to this plan are subject to certain restrictions on transfer. Such restrictions will lapse with respect to one-fourth of the shares awarded on April 30 during each of the four consecutive calendar years beginning with the first April 30th following the calendar year during which the award is made, but only if on the date the restrictions are to lapse the recipient has been an employee of the Company continuously from the time of the restricted stock award to such date of lapse.

For the year ended December 31, 2000, there were no stock awards subject to the terms and restrictions of this plan. However, the Company issued 22.43 shares of non-voting common stock to an executive employee during 2000 which was not subject to the restricted stock plan. This transaction was recorded in accordance with SEAS No. 123, "Accounting for Stock-Based Compensation," which encourages entities to account for various equity instruments using a fair value approach. An independent appraisal of the Company was utilized to determine fair value. The total compensation cost recognized for stock-based employee compensation awards in 2000 was $95,327.

NOTE 9. FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2000, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 10. CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables.

The Company maintains cash and cash equivalent balances at several financial institutions located in the Chicago area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's uninsured cash and cash equivalent balances total $10,503,189 at December 31, 2000.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's routine assessments of the financial strength of its customers. The Company's historical experience in collection of accounts receivable falls within the recorded allowances.

NOTE 11. SELF INSURANCE

Landis Plastics, Inc. maintains outside insurance coverage for worker's compensation claims in the states of Indiana and Arizona, but is self insured in the states of Illinois and New York. The company does, however, maintain outside insurance coverage for Illinois and New York claims that exceed $300,000 per occurrence, and $778,819 in aggregate for all claims in a policy year.

In accordance with Illinois state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $250,000 from American National Bank and Trust Company of Chicago for the benefit of the Industrial Commission of Illinois. In accordance with New York state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $1,010,613 from American National Bank and Trust Company of Chicago for the benefit of the state of New York Workmen's Compensation Board. No funds were drawn under either letter of credit in 2000 or 1999.

All approved claims of approximately $504,000 and $563,300 were paid by the Company in 2000 and 1999, respectively. The Company has recorded an accrued liability of $548,091 for pending claims as of December 31, 2000.

NOTE 12. LEASE COMMITMENTS

The plants in Chicago Ridge and Alsip, Illinois, are owned by related parties and leased to the Company under annual agreements expiring December 31, 2001. The annual rental is $289,000 for the Chicago Ridge facility and $2,810,100 for the Alsip facility. The Company is liable for property taxes and insurance. The plants in Indiana are owned by the Company.

The facility in Solvay, New York, is owned by related parties and leased to the Company under a ten year lease expiring in June, 2004. The annual rental is $600,000 and the Company is also liable for property taxes and insurance. The lease provides an option to the Company for two renewal terms for successive periods of five years each with annual rentals remaining the same.

The facility in Tolleson, Arizona, is owned by related parties and leased to the Company under an annual agreement expiring December 31, 2001. The annual rental is $1,200,000 and the Company is also liable for property taxes and insurance.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2000, for each of the next five years are as follows:

               YEAR                         AMOUNT
               ----                      -----------
               2001..................    $   600,000

               2002..................        600,000
               2003..................        600,000
               2004..................        300,000
               2005..................             --

The Company also leases warehouses under several operating leases on a month to month basis. Total rent expense for all operating leases amounted to $4,732,454 and $4,177,775 for 2000 and 1999, respectively.

NOTE 13. STOCKHOLDERS' AGREEMENT

The stockholders of the Company have an agreement stipulating, among other things, the terms under which the Company's stock can be sold or transferred. The agreement provides that a stockholder intending to dispose of an interest in the Company must first obtain written consent of the Company and all other stockholders. The Company has the option to redeem shares upon the death, disability, or termination of employment of a stockholder if certain other stockholders do not exercise their options to purchase. The Company is not required to redeem shares under any circumstances.

NOTE 14. OTHER COMMITMENTS AND CONTINGENCIES

In addition to the standby letters of credit required for self insurance purposes as identified in Note 11, the Company is contingently liable for performance under standby letters of credit to collateralize its obligations to a third party for the purchase of equipment. These irrevocable standby letters of credit in the amount of $1,381,230 from American National Bank and Trust Company of Chicago as of December 31, 2000, are for the benefit of an equipment manufacturing vendor. Management does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

The Company was a party to several related claims involving employment matters. In December of 2000, the Company entered into a Consent Decree with the Equal Employment Opportunity Commission (EEOC) to settle the claims. Under the Consent Decree, the Company established a claims settlement fund for $782,000, of which, $681,367 remained in the fund as of December 31, 2000, for the benefit of various claimants. The $681,367 is reflected in the financial statements as of December 31, 2000, as "restricted cash for accrued EEOC settlements" and the related current liability is included in "other accrued expenses."

The Company is also a defendant in a third party action arising out of an injury to an employee. The plaintiff is seeking $3,000,000 in damages, but the Company denies any liability for the accident. However, there is a reasonable possibility that liability would be apportioned to an equipment manufacturer and the Company. Management believes its potential exposure to be in the range of $200,000 to $250,000.

Other claims, suits, and complaints arising in the ordinary course of operations have been filed or are pending against the Company. In the opinion of management, such matters are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.




                           LANDIS PLASTICS, INC.

                               BALANCE SHEETS

                                (IN THOUSANDS OF DOLLARS)                 SEPTEMBER 28,       DECEMBER 31,
                     ----------------------------------------------     ---------------      --------------
                                                                              2003                2002
                                                                        ---------------      --------------
                                                                           (UNAUDITED)
                     ASSETS
                     Current assets:
                       Cash and cash equivalents...................        $     6,903         $   10,029
                       Accounts receivable and short-term notes....             24,868             18,371
                       Inventories.................................             22,299             19,990
                       Other current assets........................              2,106              2,401
                                                                           -----------         ----------
                          Total current assets.....................             56,176             50,791
                     Property and equipment; net...................             64,681             71,526
                     Other assets..................................             10,369              4,994
                                                                           -----------         ----------
                     Total assets..................................        $   131,226         $  127,311
                                                                           -----------         ----------
                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     Current liabilities:
                       Accounts payable............................        $    10,113         $    6,169
                       Accrued interest............................                105                792
                       Other current liabilities...................             12,505              9,405
                       Current portion of long-term debt...........              5,786              2,200
                                                                           -----------         ----------
                          Total current liabilities................             28,509             18,566
                     Long-term liabilities:
                       Long-term debt, net of current portion......             26,801             32,037
                       Other long-term liabilities.................                 83                 83
                                                                           -----------         ----------
                     Total liabilities.............................             55,393             50,686
                                                                           -----------         ----------
                     Stockholders' equity:
                       Preferred stock.............................                  -                  -
                       Common stock................................                 54                 54
                       Additional paid-in capital..................              1,258                253
                       Retained earnings...........................             74,521             76,318
                                                                           -----------         ----------
                     Total stockholders' equity....................             75,833             76,625
                                                                           -----------         ----------
                     Total liabilities and stockholders' equity....        $   131,226         $  127,311
                                                                           -----------         ----------

See accompanying notes to financial statements




                           LANDIS PLASTICS, INC.

                 STATEMENTS OF INCOME AND RETAINED EARNINGS


                             FOR THE THIRTY-NINE WEEKS ENDED           SEPTEMBER 28,        SEPTEMBER 29,
                                                                    -----------------     ----------------
                                (IN THOUSANDS OF DOLLARS)                  2003                 2002
                       ------------------------------------------   -----------------     ----------------
                                                                                  (UNAUDITED)
                       REVENUE
                          Product sales.........................        $   161,010         $   152,964
                          Other sales...........................              3,515               2,658
                                                                        -----------         -----------
                             Total revenue......................            164,525             155,622
                                                                        -----------         -----------
                       COST OF GOODS SOLD
                          Materials.............................             63,931              54,994
                          Labor and overhead....................             70,440              68,235
                                                                        -----------         -----------
                             Total cost of goods sold...........            134,371             123,229
                                                                        -----------         -----------
                       Gross profit.............................             30,154              32,393
                                                                        -----------         -----------
                       GENERAL EXPENSES
                          Selling and marketing.................              4,451               3,524
                          Administrative........................             10,155               8,825
                          Transportation........................              2,618               2,290
                          Warehousing...........................              8,424               7,682
                                                                        -----------         -----------
                             Total general expenses.............             25,648              22,321
                                                                        -----------         -----------
                       Operating income.........................              4,506              10,072
                       Other income (expense)
                          Interest income.......................                277                 411
                          Interest expense......................             (2,163)             (2,297)
                                                                        -----------         -----------
                       Net income before income taxes...........              2,620               8,186
                       Provision for state income taxes.........                 77                  82
                                                                        -----------         -----------
                       Net income...............................              2,543               8,104
                       Retained earnings--beginning of year......            76,318              69,570
                       Stockholder distributions................             (4,340)             (4,043)
                                                                        -----------         -----------
                       Retained earnings--end of period..........       $    74,521         $    73,631
                                                                        -----------         -----------

See accompanying notes to financial statements




                           LANDIS PLASTICS, INC.

                          STATEMENTS OF CASH FLOWS

                             FOR THE THIRTY-NINE WEEKS ENDED                 SEPTEMBER 28,        SEPTEMBER 29,
                                                                          -----------------     ----------------
                                (IN THOUSANDS OF DOLLARS)                        2003                 2002
                       ------------------------------------------         -----------------     ----------------
                                                                                        (UNAUDITED)
                Cash flows from operating activities:
                   Net income.........................................          $   2,543           $   8,104
                   Adjustments to reconcile net income to net cash
                      provided by operating activities:
                   Depreciation.......................................              9,586               9,224
                   Gain on sale of equipment..........................                  -                 (37)
                   (Increase) decrease in:
                      Accounts receivable.............................             (6,914)             (4,562)
                      Inventory.......................................             (2,309)             (5,318)
                      Other assets....................................                187                (675)
                   Increase (decrease) in:
                      Accounts payable................................              7,549               4,417
                      Other current liabilities.......................               (631)               (631)
                                                                                ---------           ---------
                         Net cash provided by operating activities....             10,011              10,522
                                                                                ---------           ---------
                Cash flows from investing activities:
                   Capital acquisitions and equipment deposits........             (7,718)             (4,199)
                   Proceeds from sale of equipment....................                  7                  35
                   Receipts from long term investments................                (15)                 46
                                                                                ---------           ---------
                      Net cash used in investing activities...........             (7,726)             (4,118)
                                                                                ---------           ---------
                Cash flows from financing activities:
                   Net borrowings from related parties................               (427)               (736)
                   Equity compensation................................              1,006                   -
                   Principal payments on long-term debt...............             (1,650)             (3,050)
                   Stockholder distributions..........................             (4,340)             (4,042)
                                                                                ---------           ---------
                       Net cash used in financing activities..........             (5,411)             (7,828)
                                                                                ---------           ---------
                Net decrease in cash..................................             (3,126)             (1,424)
                Cash and cash equivalents at beginning of year........             10,029               8,321
                                                                                ---------           ---------
                Cash and cash equivalents at end of period............          $   6,903           $   6,897
                                                                                ---------           ---------

See accompanying notes to financial statements

                           LANDIS PLASTICS, INC.

                     NOTES TO THE FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)
                                (UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Landis Plastics, Inc. have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year.

2. LONG-TERM DEBT

Notes payable as of September 28, 2003 and December 31, 2002, are as follows:


                                                                       9/28/03     12/31/02
                                                                     ----------   -----------
Bank One, interest at the lesser of prime or LIBOR +
1.5%, monthly principal payments of $83 plus interest, due in
2005, secured by equipment........................................    $    2,087   $    2,837
Bank One, interest at the lesser of prime or LIBOR + 1.5%,
monthly principal payments of $100 plus interest, due March
1, 2004, secured by equipment.....................................           500        1,400
C.M. Life Insurance Company, semi-annual interest payments
at 8.88% on senior note until maturity, annual principal
payments of $371 beginning in March of 2004 until maturity
in March of 2010, unsecured.......................................         2,600        2,600
Massachusetts Mutual Life Insurance Company, semi-annual
interest payments at 8.88% on three separate senior notes
until maturity, annual principal payments of $2,486
beginning in March of 2004 until maturity in March of 2010,
unsecured.........................................................        17,400       17,400
Northern Life Insurance Company, semi-annual interest
payments at 8.88% on senior note until maturity, annual
principal payments of $571 beginning in March of 2004 until
maturity in March of 2010, unsecured..............................         4,000        4,000
Reliastar Life Insurance Company, semi-annual interest
payments at 8.88% on senior note until maturity, annual
principal payments of $429 beginning in March of 2004 until
maturity in March of 2010, unsecured..............................         3,000        3,000
Sigler and Company, semi-annual interest payments at 8.88%
on senior note until maturity, annual principal payments of
$429 beginning in March of 2004 until maturity in March
2010, unsecured...................................................         3,000        3,000
                                                                      ----------   ----------
Total notes payable...............................................        32,587       34,237
Less: current portion.............................................        (5,786)      (2,200)
                                                                      ----------   ----------
Long-term debt....................................................    $   26,801   $   32,037
                                                                      ----------   ----------

Maturities of long-term debt for the next five years are as follows:

   2003        2004         2005         2006          2007
 -------    ---------    ---------    ---------     ---------
 $   550    $   5,486    $  5,122     $   4,286     $   4,286
 -------    ---------    --------     ---------     ---------

The provisions of the Company's loan and credit agreements with Bank One require the maintenance of at least $5.5 million of working capital, and at each calendar quarter end a ratio of current assets to current liabilities of not less than 1.22 to 1.0, a ratio of indebtedness to tangible net worth of not greater than 1.0 to 1.0, and a debt service ratio equal or greater than 1.2 to 1.0. The Company is also required to maintain minimum tangible net worth of at least $61.5 million in 2003. The Company was in compliance with the aforementioned covenants as of September 28, 2003.

The provisions of the senior notes under the private placement agreement requires the Company to maintain specified levels of consolidated net worth and certain financial performance ratios. The covenants also stipulate certain limitations on additional indebtedness, mergers or consolidations, asset sales, investments, and transactions with affiliates. At September 28, 2003, the Company was in compliance with all of these provisions.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections ("SFAS No. 145"). Upon the adoption of SFAS No. 145, all gains and losses on the extinguishment of debt for periods presented in the financial statements will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions ("APB No. 30"). The provisions of SFAS No. 145 related to the rescission of FASB Statement No. 4 and FASB Statement No. 64 shall be applied for fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Opinion 30 for classification as an extraordinary item must be reclassified. The provisions of SFAS No. 145 related to the rescission of FASB Statement No. 44, the amendment of FASB Statement No. 13 and Technical Corrections became effective as of May 15, 2002 and did not have a material impact on the Company.

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"). SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 generally requires companies to recognize costs associated with exit activities when they are incurred rather than at the date of a commitment to an exit or disposal plan and is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The initial adoption of this statement did not have a material impact on the Company.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN No. 46"). FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, in determining whether a reporting entity should consolidate certain legal entities, including partnerships, limited liability companies, or trusts, among others, collectively defined as variable interest entities ("VIEs"). This interpretation applies to VIEs created or obtained after January 31, 2003, and as of July 1, 2003, to VIEs in which an enterprise holds a variable interest that it acquired before February 1, 2003. The initial adoption of this statement did not have a material impact on the Company.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS No. 149"). SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133 and is to be applied prospectively to contracts entered into or modified after June 30, 2003. Initial adoption of this statement did not have a material impact on the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of this statement does not result in any material change to the Company's existing reporting.

4. SUBSEQUENT EVENT

On October 15, 2003, Berry Plastics Corporation ("Berry") announced that it has entered into a definitive agreement to acquire Landis Plastics, Inc. ("Landis") for $228.0 million, including repayment of existing indebtedness. The purchase price will be funded with a combination of debt, an equity investment from Berry's existing investors and Landis management, and cash on Berry's balance sheet. The transaction is scheduled to close in the fourth quarter of 2003 and is subject to customary closing conditions. Berry has also agreed to acquire four facilities currently leased by Landis from affiliates of Landis. Berry currently intends to assign its right to purchase these facilities to a third party and lease them from that third party.

(b)   Pro forma financial information

             UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

As used in this report, "BPC Holding" or "Holding" refers to BPC Holding Corporation, "we," "our" or "us" refers to BPC Holding corporation together with its consolidated subsidiaries (not including Landis, unless the context otherwise requires), "Berry Plastics" or "the Company" refers to Berry Plastics Corporation, a wholly-owned subsidiary of BPC Holding, "Predecessor" refers to Holding's prior ownership and "Buyout" refers to the merger of GS Berry Acquisition with and into BPC Holding on July 22, 2002.

Set forth below are the unaudited pro forma combined balance sheet of BPC Holding as of September 27, 2003 and Landis as of September 28, 2003, assuming the Transactions occurred on September 27, 2003 (with respect to BPC Holding) and September 28, 2003 (with respect to Landis), and the unaudited pro forma combined statements of operations of BPC Holding for the year ended December 28, 2002 and the thirty-nine weeks ended September 27, 2003 and of Landis for the year ended December 31, 2002 and the thirty-nine weeks ended September 28, 2003, assuming the Transactions occurred at the beginning of the respective period. The unaudited pro forma combined statement of operations for the year ended December 28, 2002 has been prepared assuming the Buyout occurred at the beginning of the period. The pro forma statements of operations do not reflect transaction costs that will be expensed in connection with the Transactions and any write-offs that may result from the Transactions as a result of entering into the amended and restated senior secured credit facility. We do not believe that any write-offs will be material to the Company unless we are required under accounting principles to write-off deferred financing fees resulting from the amended and restated senior secured credit facility. For presentation purposes, the results of Predecessor for periods prior to the Buyout have been combined with results of the Company subsequent to the Buyout.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent the financial condition of BPC Holding had the Transactions occurred on September 27, 2003 or the results of operations of us for the year ended December 28, 2002, or the thirty-nine weeks ended September 27, 2003 had the Transactions occurred at the beginning of such period, or to project the results for any future date or period.



          PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                          AS OF SEPTEMBER 27, 2003

                                      BPC HOLDING         LANDIS
                                          AS OF            AS OF          ADJUSTMENTS         PRO FORMA
                                     SEPTEMBER  27,    SEPTEMBER 28,        FOR THE            FOR THE
       (DOLLARS IN THOUSANDS)             2003             2003           TRANSACTIONS       TRANSACTIONS
-----------------------------------  --------------    -------------    ------------------   -------------
ASSETS
Current assets:
   Cash and cash equivalents          $    26,452      $     6,903      $   (28,730)(1)      $      4,625
   Accounts receivable                     67,854           24,868             (261)(2)            92,461
   Inventories                             57,819           22,299            3,259 (3)            83,377
   Other current assets                     8,502            2,106                -                10,608
                                      -----------      -----------      ------------------   -------------
      Total current assets                160,627           56,176          (25,732)              191,071
Property and equipment, net               190,835           64,681           10,846 (2)(5)        266,362
Intangible assets                         413,041                -          134,129 (4)           547,170
Other assets                                  102           10,369           (9,986)(2)(5)            485
                                      -----------      -----------      ------------------   -------------
      Total assets                    $   764,605      $   131,226      $   109,257          $  1,005,088
                                      -----------      -----------      ------------------   -------------
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Current liabilities:
   Accounts payable                   $    33,266      $    10,113      $         -          $     43,379
   Accrued interest                         6,623              105            3,068 (6)             9,796
   Other current liabilities               28,483           12,505             (391)(2)            40,597
   Current portion of long-term
      Debt                                  9,000            5,786           (5,286)(7)             9,500
                                      -----------      -----------      ------------------   -------------
      Total current liabilities            77,372           28,509           (2,609)              103,272
Long-term debt (less current
   portion)                               595,435           26,801          125,699 (7)           747,935
Other liabilities                           4,696               83                -                 4,779
                                      -----------      -----------      ------------------   -------------
      Total liabilities                   677,503           55,393          123,090               855,986
                                      -----------      -----------      ------------------   -------------
Stockholders' equity:
      Preferred stock                           -                -                -                     -
      Common stock                             28               54              (48)(8)                34
      Additional paid-in capital          282,370            1,258           60,736 (8)           344,364
      Adjustment of the carryover
         basis of continuing
         stockholders                    (196,603)               -                -              (196,603)
      Notes receivable-common
         Stock                            (13,966)               -                -               (13,966)
      Treasury stock                       (1,972)               -                -                (1,972)
      Retained earnings                    15,018           74,521          (74,521)(2)(8)         15,018
      Accumulated other
         comprehensive income               2,227                -                -                 2,227
                                      -----------      -----------      ------------------   -------------
      Total stockholders' equity           87,102           75,833          (13,833)              149,102
                                      -----------      -----------      ------------------   -------------
      Total liabilities and
         stockholders' equity         $   764,605      $   131,226      $   109,257          $  1,005,088
                                      -----------      -----------      ------------------   -------------


      NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                          AS OF SEPTEMBER 27, 2003
                           (DOLLARS IN THOUSANDS)

(1) This adjustment reflects the elimination of Landis cash of ($6,903) not being acquired in the Landis Acquisition, the Company's estimated use of cash of ($25,000) in connection with the purchase price, and assumed accrued interest received of $3,173 on the notes issued hereby.

(2) This adjustment reflects the elimination of transactions with related parties on Landis' balance sheet that will be terminated prior to the Landis Acquisition. See notes 2, 3, 4 and 5 of Landis' audited financial statements for the years ended December 31, 2002 and 2001, included elsewhere in this offering memorandum. The detail by account is as follows:

             Accounts receivable............    $     (261)
             Property and equipment, net....           (43)
             Other assets...................        (4,766)
                                                ----------
                                                $   (5,070)
             Other current liabilities......          (391)
             Retained earnings..............        (4,679)
                                                ----------
                                                $   (5,070)

(3) This adjustment reflects Landis changing its accounting policy for its inventory from a LIFO basis to a FIFO basis, consistent with Berry's accounting policy.

(4) The Landis Acquisition will be accounted for as a purchase. Preliminarily, we have allocated the excess of the purchase price over the net assets acquired to goodwill (included in intangible assets). Under generally accepted accounting principles, goodwill is not amortized but is reviewed for impairment annually. We have not begun the process of reviewing our assets to determine the amount of any write-up or write-down to fair value of our net assets in connection with the Landis Acquisition. Accordingly, the allocation described below is subject to change when we determine the purchase price allocation. If our non-goodwill assets are written up to fair value in connection with the Landis Acquisition, our expenses in the future will be higher as a result of increased depreciation and amortization of our assets. Similarly, if our non-goodwill assets are written down to fair value, our depreciation and amortization will decrease in the future.

             Purchase price................    $   228,000
             Estimated transaction costs...         12,000
                                               -----------
             Total consideration...........        240,000
             Less: Net assets acquired.....        105,871
                                               -----------
             Net adjustment................    $   134,129
                                               -----------

(5) This adjustment reclassifies Landis' assets in progress of $5,220 from other assets to property and equipment, net and capitalization of Landis tooling costs of $5,669 in each case to be consistent with Berry's presentation.

(6) This adjustment reflects the elimination of Landis accrued interest of ($105) and the assumed accrued interest received from investors upon the issuance of the notes of $3,173.

(7) This adjustment reflects the retirement of Landis debt and the financings in connection with the Transactions.

                                           CURRENT       LONG-TERM
                                           PORTION          DEBT
                                          ----------    ------------
      Retirement of Landis debt....       $  (5,786)    $   (26,801)
      Notes issued hereby..........               -          95,200(a)
      Revolving line of credit.....               -           4,500
      Existing term loan...........          (3,300)       (323,400)
      New term loan................           3,800         376,200
                                          ---------     ------------
      Net adjustments..............       $  (5,286)    $   125,699
                                          ---------     ------------

    (a) Includes unamortized bond premium.

(8) This adjustment reflects the elimination of Landis stockholders' equity and the issuance of common stock in connection with the Landis Acquisition, including the after-tax reinvestment of approximately $10.5 million by Landis management.


                                      ADDITIONAL
                       COMMON          PAID-IN            RETAINED
                       STOCK           CAPITAL            EARNINGS
                      --------       -----------       --------------
Landis equity.....     $  (54)        $  (1,258)        $   (69,842)
New equity........          6            61,994                   -
                      --------       ----------        --------------
Net adjustments...     $  (48)        $  60,736         $   (69,842)
                      --------       ----------        --------------




                 PRO FORMA COMBINED CONDENSED CONSOLIDATED
                          STATEMENT OF OPERATIONS
                FOR THE FISCAL YEAR ENDED DECEMBER 28, 2002

                                         COMPANY                                 ADJUSTMENTS      PRO FORMA
                         PREDECESSOR     PERIOD                    LANDIS          FOR THE         FOR THE
                         PERIOD FROM      FROM      COMBINED     YEAR ENDED        BUYOUT          BUYOUT
                          12/30/01-      7/22/02-   COMPANY &    DECEMBER 31,      AND THE         AND THE
(DOLLARS IN THOUSANDS)     7/21/02      12/28/02   PREDECESSOR      2002         TRANSACTIONS    TRANSACTIONS
----------------------   -----------  -----------  -----------   ------------   --------------   ------------
Net sales............    $ 280,677    $  213,626   $  494,303      $ 211,613     $       -        $ 705,916
Cost of goods sold...      207,458       163,815      371,273        166,977        (2,572)(1)      535,678
                         ---------    ----------   ----------      ---------     ---------        ---------
Gross profit.........       73,219        49,811      123,030         44,636         2,572          170,238
Operating expenses...       33,321        23,159       56,480         31,048          (235)(3)       87,293
Merger expenses......       20,987             -       20,987              -       (20,987)(2)            -
                         ---------    ----------   ----------      ---------     ---------        ---------
Operating income.....       18,911        26,652       45,563         13,588        23,794           82,945
Other expenses.......          291             8          299             81             -              380
Loss on extinguished
   Debt..............       25,328             -       25,328              -       (25,328)(6)            -
Interest expense,
   Net...............       28,742        20,512       49,254          2,694         4,680 (4)       56,628
                         ---------    ----------   ----------      ---------     ---------        ---------
Income (loss) before
   income taxes......      (35,450)        6,132      (29,318)        10,813        44,442           25,937
Income taxes.........          345         2,953        3,298             23         7,718 (5)       11,039
                         ---------    ----------   ----------      ---------     ---------        ---------
Net income (loss)....      (35,795)        3,179      (32,616)        10,790        36,724           14,898
Preferred stock
   dividends.........        6,468             -        6,468              -        (6,468)(7)            -
Amortization of
   preferred stock
   dividends.........          574             -          574              -          (574)(8)            -
                         ---------    ----------   ----------      ---------     ---------        ---------
Net income (loss)
   attributable to
   common
   stockholders......    $ (42,837)   $    3,179   $  (39,658)     $  10,790     $  43,766        $  14,898
                         ---------    ----------   ----------      ---------     ---------        ---------
OTHER DATA:
Depreciation and
   amortization......    $  24,775    $   17,190   $   41,965      $  12,561     $   2,085 (1)    $  56,611
                         ---------    ----------   ----------      ---------     ---------        ---------




                 PRO FORMA COMBINED CONDENSED CONSOLIDATED
                          STATEMENT OF OPERATIONS
             FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 2003

                                         BPC HOLDING        LANDIS
                                         THIRTY-NINE      THIRTY-NINE
                                         WEEKS ENDED      WEEKS ENDED     ADJUSTMENTS      PRO FORMA
                                        SEPTEMBER 27,    SEPTEMBER 28,      FOR THE         FOR THE
        (DOLLARS IN THOUSANDS)              2003             2003        TRANSACTIONS    TRANSACTIONS
-------------------------------------   -------------    -------------   ------------    ------------
Net sales............................    $   411,555      $   164,525    $        -      $   576,080
Cost of goods sold...................        313,221          134,371        (2,735)(1)      444,857
                                         -----------      -----------    ----------      -----------
Gross profit.........................         98,334           30,154         2,735          131,223
Operating expenses...................         43,176           25,648          (176)(3)       68,648
                                         -----------      -----------    ----------      -----------
Operating income.....................         55,158            4,506         2,911           62,575
Interest expense, net................         33,794            1,886         4,994(4)        40,674
                                         -----------      -----------    ----------      -----------
Income (loss) before income taxes....         21,364            2,620        (2,083)          21,902
Income taxes.........................          9,525               77           127(5)         9,729
                                         -----------      -----------    ----------      -----------
Net income (loss)....................    $    11,839      $     2,543    $   (2,210)          12,172
                                         -----------      -----------    ----------      -----------
OTHER DATA:
Depreciation and amortization........    $    31,054      $     9,586    $    1,519(1)   $    42,159
                                         -----------      -----------    ----------      -----------

                   NOTES TO PRO FORMA COMBINED CONDENSED
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                           (DOLLARS IN THOUSANDS)

(1) This adjustment reflects Landis changing its accounting policy for its inventory from a LIFO basis to a FIFO basis and capitalization and related depreciation of tooling costs in order to be consistent with Berry's accounting policies, the elimination of operating leases that are not being assumed in the Landis Acquisition, and new operating leases consummated.

                                                           THIRTY-NINE
                                                            WEEKS ENDED
                                                           SEPTEMBER 27,
                                                 2002          2003
                                             -----------   -------------
LIFO adjustment to FIFO.................     $   (1,615)   $  (1,499)
Tooling costs to be capitalized.........         (1,392)      (1,525)
Depreciation on capitalized tooling.....          2,085        1,519
Operating leases not part of purchase...         (4,610)      (3,450)
New operating leases....................          2,960        2,220
                                             ----------    -------------
Net adjustments.........................     $   (2,572)   $  (2,735)
                                             ----------    -------------

(2) This adjustment reflects the elimination of Buyout expenses of ($20,987) in the period from December 30, 2001 to July 21, 2002.

(3) This adjustment reflects the elimination of an operating lease of ($235) in the year ended December 31, 2002 and ($176) in the thirty-nine weeks ended September 27, 2003, that is not being assumed in the Landis Acquisition.

(4) This adjustment reflects the elimination of Landis interest expense, changes in interest expense resulting from the financing of the Landis Acquisition and an adjustment to interest expense resulting from the financing of the Buyout as if it was in place at the beginning of 2002.

                                                           THIRTY-NINE
                                                            WEEKS ENDED
                                                           SEPTEMBER 27,
                                                 2002          2003
                                             -----------   -------------
Landis existing interest.................    $   (2,694)   $  (1,886)
Notes offered hereby:
   Interest..............................         9,138        6,853
   Amortization of bond premium..........        (1,166)        (874)
   Amortization of deferred financing
      costs..............................           343          257
Amendment of credit agreement:
   Interest..............................           563          422
   Amortization of deferred financing....           295          222
Adjustment for Buyout financing..........        (1,799)           -
                                             -----------   ------------
Net adjustments..........................    $    4,680    $   4,994
                                             -----------   ------------

(5) This adjustment represents the income tax change as a result of the other items reflected in these notes to pro forma combined condensed consolidated statement of operations and the conversion of Landis from an S corporation to a C corporation.

(6) This adjustment eliminates the expense incurred with the extinguishment of debt in connection with the Buyout.

(7) This adjustment reflects the elimination of preferred stock dividends on the preferred stock of the Company redeemed in connection with the Buyout.

(8) This adjustment reflects the elimination of the amortization of preferred stock discount on the preferred stock of the Company redeemed in connection with the Buyout.

(c)      Exhibits

2.1 Agreement and Plan of Merger, dated as of October 15, 2003, between Berry and Landis.

4.1 Registration Rights Agreement, dated as of November 20, 2003, among Berry, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. or their respective affiliates as the initial purchasers, BPC Holding, and some subsidiaries of Berry as guarantors.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 5, 2003
                                            BERRY PLASTICS CORPORATION


                                   By:/s/ James M. Kratochvil
                                      --------------------------------------
                                   James M. Kratochvil
                                   Executive Vice President, Chief Financial
                                   Officer, Treasurer and Secretary